EXHIBIT 5.1

                            David Lubin & Associates
                              92 Washington Avenue
                           Cedarhurst, New York 11516


                                                                  April 22, 2004

InteliSys Aviation Systems of America Inc.
815 Bombardier Street
Shediac, New Brunswick E4P1H9, Canada

      Re: Registration Statement on Form S-8 Relating to
      10,000,000 Shares of Common Stock, par value $.001 per share, of InteliSys Aviation Systems of America Inc.
      issuable under its Stock Option Plan


Gentlemen:

      We are counsel to InteliSys Aviation Systems of America Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the issuance of up to an aggregate 10,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to stock options to be granted pursuant to the Company's 2004 Stock Option Plan (the "Plan").

      We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.


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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,


                                          /s/ David Lubin & Associates
                                          David Lubin